Exhibit 10.11

Office Lease Agreement

This agreement is made on December 2, 2023, between the following parties:

Lessor (hereinafter referred to as “Party A”)

Name/Company Name: Wisewing International Limited

Address: 22/F China United Plaza, 1008 Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong

Contact Number: +852-39152600

Lessee (hereinafter referred to as “Party B”)

Name/Company Name: Majestic Ideal Holdings Limited

Address: Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111

Contact Number: +852-27424517

Article 1: Lease Address

Party A agrees to lease the office located at 22/F China United Plaza, 1008 Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong (hereinafter referred to as the “Leased Property”) to Party B for use.

Article 2: Lease Term

The lease term is three (3) years, from January 1, 2024, to December 31, 2026.

Article 3: Rent

The monthly rent is HKD 35,000 (Hong Kong Dollars Thirty-Five Thousand Only). The lessee shall pay the rent by the 7th of each month.

Article 4: Use of the Leased Property

1.	Party B shall use the Leased Property in accordance with the law, strictly for office purposes, and comply with all applicable laws, regulations, and property management rules.

2.	Party B shall not sublease, assign, or use the Leased Property for any other purposes without prior written consent from Party A.

Article 5: Maintenance of the Leased Property

1.	Party B shall be responsible for the daily maintenance and minor repairs of the Leased Property to ensure it remains in good condition.

2.	Party A shall be responsible for structural repairs of the Leased Property, including the roof, walls, and floors.

Article 6: Termination of the Agreement

1.	If Party B violates any provisions of this agreement, Party A has the right to terminate the agreement early and reclaim the Leased Property.

2.	If Party A fails to fulfill its contractual obligations, Party B has the right to terminate the agreement early.

Article 7: Other Terms

1.	Matters not covered in this agreement may be negotiated separately by both parties, and a supplementary written agreement may be signed.

2.	This agreement is made in two copies, one for each party, and both copies hold equal legal effect.

Signatures of Both Parties:

Party A (Signature/Seal):
Date: December 2, 2023

Party B (Signature/Seal):
Date: December 2, 2023